Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-192238) of Fox Factory Holding Corp. and subsidiaries of our report dated April 4, 2014, relating to the financial statements of Sport Truck U.S.A. and Subsidiaries which appears in the Current Report on Form 8-K/A of Fox Factory Holding Corp. and subsidiaries dated May 30, 2014.

/s/ Plante & Moran, PLLC

Portage, Michigan

May 30, 2014